UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 7, 2012

THERMON GROUP HOLDINGS, INC.

THERMON HOLDING CORP.

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation) Delaware Delaware	(Commission File Number) 001-35159 333-168915-05	(IRS Employer Identification No.) 27-2228185 26-0249310

100 Thermon Drive

San Marcos, Texas 78666

 (Address of principal executive offices) (zip code)

Registrants’ telephone number, including area code: (512) 396-5801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 1.02  Termination of a Material Definitive Agreement

As of August 7, 2012, in connection with Thermon Industries Inc.’s (“TII” or the “US Borrower”) and Thermon Canada Inc.’s (the “Canadian Borrower” and together with TII, the “Borrowers”) entry into the new revolving credit facility described in Item 2.03, the Borrowers terminated the revolving credit facility entered into on April 30, 2010 (the “GE Credit Facility”). The GE Credit Facility was provided to the Borrowers by a syndicate of lenders (the “GE Lenders”) led by General Electric Capital Corporation, as administrative agent (“GE”), and including Bank of Montreal and KeyBank National Association. Under the GE Credit Facility, which was scheduled to mature in 2015, the GE Lenders agreed to provide advances in an aggregate principal amount of up to $40.0 million to the US Borrower, with up to $20.0 million available to the Canadian Borrower. The material terms of the GE Credit Facility are set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources” of Thermon Group Holdings, Inc.’s Registration Statement on Form S-1/A (Registration No. 333-172007) filed on April 19, 2011 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

On August 7, 2012, Thermon Holding Corp. (“THC”), as a credit party and a guarantor, the Borrowers, as borrowers, and the other credit parties named therein (together with the Borrowers, the “Credit Parties” and each individually, a “Credit Party”) entered into a secured revolving credit facility (the “New Revolving Credit Facility”) with certain lenders in the United States (the “US Lenders”) and Canada (the “Canadian Lenders” and together with the US Lenders, the “New Lenders”) named therein, JPMorgan Chase Bank, N.A., as swingline lender and administrative agent for the US Lenders (the “US Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent for the Canadian Lenders (the “Canadian Agent”).  The New Revolving Credit Facility consists of a senior secured revolving credit facility, including a sub facility for letters of credit, providing for loans in an aggregate principal amount of up to $40.0 million to the US Borrower, with up to $20.0 million of the New Revolving Credit Facility (the “Canadian Sub Facility”) being available to the Canadian Borrower. The New Revolving Credit Facility will mature in 2015.

THC, TII and other United States subsidiaries of THC are guaranteeing the obligations of the Borrowers under the New Revolving Credit Facility. The New Revolving Credit Facility is secured by a first priority perfected security interest in substantially all existing and after-acquired personal property of the Borrowers and the direct and indirect subsidiaries of the US Borrower and THC, in each case subject to certain permitted liens and encumbrances.  The New Revolving Credit Facility will also be further secured by a first priority perfected security interest in certain real property of Thermon Manufacturing Company, a subsidiary of TII, in each case subject to certain permitted liens and encumbrances. In connection with entry into the New Revolving Credit Facility, the Borrowers have replaced GE with the US Agent as first lien agent under the Intercreditor Agreement dated April 30, 2012 (the “Intercreditor Agreement”) by and among GE and The Bank of New York Mellon Trust Company, N.A. (“Bank of New York”), among others.  The Bank of New York, as second lien agent under the Intercreditor Agreement, has acknowledged and agreed to such replacement.

Borrowings available to the US Borrower under the New Revolving Credit Facility bear interest, at the US Borrower’s option, at a rate equal to either (i) a base rate determined by reference to the greatest of (a) the rate of interest per annum publicly announced from time to time by the US Agent as its prime rate at its offices at 270 Park Avenue, New York City, (b) the federal funds effective rate in effect on such day plus ½ of 1% and (c) the adjusted LIBOR rate for a one month interest period on such day plus 1%, in each case minus the applicable margin, or (ii) the LIBOR rate that appears on Reuters Screen LIBOR01 Page for deposits in U.S. dollars two business days prior to the commencement of the applicable interest, plus the applicable margin.

Borrowings denominated in Canadian dollars under the Canadian Sub Facility bear interest, at the Canadian Borrower’s option, at a rate equal to either (i) a base rate determined by reference to the greater of (a) the rate of interest per annum most recently announced or established by the Canadian Agent as its reference rate in effect on such day for determining interest rates for Canadian dollar denominated commercial loans in Canada and commonly known as “prime rate” and (b) the sum of (x) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (y) 1.0%, in each case minus the applicable margin, or (ii) a CDOR rate determined by the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant

CDOR period for Canadian dollar-denominated bankers’ acceptances displayed and identified as such on Reuters Screen CDOR Page plus (b) 0.10% per annum, plus the applicable margin.

The terms of the New Revolving Credit Facility include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the New Revolving Credit Facility, and certain defaults on other indebtedness, the US Agent or the Canadian Agent may terminate the obligations of the New Lenders under the New Revolving Credit Facility to make advances and declare any outstanding obligations under the New Revolving Credit Facility immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to any Credit Party or subsidiary of any Credit Party under applicable bankruptcy laws, the obligations of each New Lender to make advances shall automatically terminate and any outstanding obligations under the New Revolving Credit Facility shall immediately become due and payable.

The foregoing description of the New Revolving Credit Facility is qualified in its entirety by reference to the Credit Agreement dated August 7, 2012 by and among the Borrowers, US Agent and Canadian Agent, among others, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

10.1

Credit Agreement dated August 7, 2012 by and among Thermon Industries, Inc. and Thermon Canada Inc., as borrowers, the other credit parties named therein, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agents, and the other financial institutions party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2012	THERMON GROUP HOLDINGS, INC.
THERMON HOLDING CORP.

	By:	/s/ Jay Peterson
Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Credit Agreement dated August 7, 2012 by and among Thermon Industries, Inc. and Thermon Canada Inc., as borrowers, the other credit parties named therein, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agents, and the other financial institutions party thereto